EXHIBIT 23.1


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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
The Estee Lauder Companies Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (numbers 333-57520 and 333-104133) and in the registration statements on Form S-8 (numbers 33-99554, 333-39237, 333-49606, 333-66851 and 333-72684) of
The Estee Lauder Companies Inc. of our report dated August 8, 2003, relating to the consolidated balance sheets of The Estee Lauder Companies Inc. and subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of earnings, stockholders' equity and comprehensive income and cash flows for the years then ended and our related report of the same date on the related financial statement schedule.

/s/ KPMG LLP

New York, New York
September 15, 2003